Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

FB Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Aggregate Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be paid	Equity	Common stock, $0.01 par value per share	Rule 457(a)	19,837,500	$10.00	$198,375,000	0.0001476	$29,281

	Other	Participation Interests	Rule 457(h)	3,179,835				(1)

	Total Offering Amounts							$29,281

	Total Fees Previously Paid							$29,281

	Total Fee Offsets							—

	Net Fee Due							$0

(1)

The securities of FB Bancorp, Inc. to be purchased by the Fidelity Bank 401(k) Plan are included in the amount shown for common stock. However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such plan.